Exhibit 3.1
Articles of Incorporation

We, the undersigned, five or more natural persons of the age of 21 years or more, do hereby voluntarily associate ourselves together and form a nonprofit corporation under the District of Columbia Cooperative Association Act (June 19, 1940, 54 Stat., Ch. 397) and to that end duly adopt and acknowledge the following Articles of Incorporation:

ARTICLE I
The purposes of this Association shall be: to provide, secure, and arrange financing for its members and patrons as required by them for the planning, initiation, and execution of their programs, projects, and undertakings conducted in accordance with and in pursuance of their objectives under the statutes of their respective places of organization and operation in the United States of America, its territories and pos- sessions, for the primary and mutual benefit of the patrons of the Association and their patrons, as ultimate consumers.
The powers of the Association shall be those set forth in the Act and shall be exercised by the Association’s Board of Directors in accor- dance with the purpose and provisions of the Act, the Association’s Articles of Incorporation and Bylaws, and the decisions of its member- ship meetings and in pursuance of its purpose.

ARTICLE II
The name of the Association shall be “National Rural Utilities Cooperative Finance Corporation.”

ARTICLE III
The term of existence of the Association shall be perpetual.

ARTICLE IV
The principal office of the Association shall be located at c/o CT Corporation System, 918 16th Street, N.W., in the City of Washington, District of Columbia.

ARTICLE V
The names and addresses of the incorporators of the Association are as follows:
W.C. Carlton,118 Holly Lane, Morehead City, North Carolina
Sailey Ennis, Country Club Road, R.F.D. #3, Barre, Vermont
Walter Harrison, 705 Harvey Street, Millen, Georgia
E.V. Lewis, 808 1/2 Knox Abbott Dr., Cayce, South Carolina
J.K. Smith, 4515 Bishop Lane, Louisville, Kentucky
James T. Dudley, P.O. Box 767, Lucedale, Mississippi
Owen Manning, 770 South Second St., Coshocton, Ohio
Arden Warner, Rural Route 2, Silver Lake, Indiana
Earl L. King, 323 University Avenue, Des Moines, Iowa
Raymond W. Rusteberg, R.F.D. #1, Valmeyer, Illinois
Virgil H. Herriott, 1308 Legeros Drive, Brookings, South Dakota
Clarence W. Peterson, Box 361, Pelican Rapids, Minnesota
Leland Kitt, R.F.D. #1, Palisade, Nebraska
William A. Byers, Route 1, Fruita, Colorado
Leland F. Leatherman, 711 West 3rd St., Little Rock, Arkansas
Vincent Slatt, East 515 Ermina, Spokane, Washington
John A. Pierce, Malta, Idaho
J.R. Cobb, 8140 Burnett Road, Austin, Texas
T.W. Hunter, P.O. Box 394, Newberry, South Carolina
Robert D. Partridge, 2000 Florida Ave., N.W., Washington, D.C.

ARTICLE VI
The names and addresses of the directors who shall manage the affairs of the Association for the first year, unless sooner changed by the members, are as follows:
W.C. Carlton, 118 Holly Lane, Morehead City, North Carolina
Sailey Ennis, Country Club Road, R.F.D. #3, Barre, Vermont
Walter Harrison, 705 Harvey Street, Millen, Georgia
E.V. Lewis, 808 1/2 Knox Abbott Dr., Cayce, South Carolina
J.K. Smith, 4515 Bishop Lane, Louisville, Kentucky
James T. Dudley, P.O. Box 767, Lucedale, Mississippi
Owen Manning, 770 South Second St., Coshocton, Ohio
Arden Warner, Rural Route 2, Silver Lake, Indiana
Earl L. King, 323 University Avenue, Des Moines, Iowa
Raymond W. Rusteberg, R.F.D. #1, Valmeyer, Illinois
Virgil H. Herriott, 1308 Legeros Drive, Brookings, South Dakota
Clarence W. Peterson, Box 361, Pelican Rapids, Minnesota
Leland Kitt, R.F.D. #1, Palisade, Nebraska
William A. Byers, Route 1, Fruita, Colorado
Leland F. Leatherman, 711 West 3rd St., Little Rock, Arkansas
Lloyd Patton, Route 1, Chattanooga, Oklahoma
Vincent Slatt, East 515 Ermina, Spokane, Washington
John A. Pierce, Malta, Idaho
J.R. Cobb, 8140 Burnett Road, Austin, Texas
R.B. Moore, Box 1447, Lovington, New Mexico
T.W. Hunter, P.O. Box 394, Newberry, South Carolina
Robert D. Partridge, 2000 Florida Ave., N.W., Washington, D.C.

ARTICLE VII
The Association is organized without shares and the number of mem- berships subscribed for is twenty-two.

ARTICLE VIII
The property rights of the members in this Association shall be equal.

ARTICLE IX
In the event of the dissolution of this Association, its assets shall be distributed in the following manner and order:
1.    By paying its debts and expenses.

2.	By returning to the members of the Association the par value of their membership certificates.

3.	By payment to the holders thereof the face amount of any Patronage Capital Certificates which may be then outstand- ing, prorated if necessary.

4.
By distributing any surplus to all patrons who have been members or subscribers at any time during the six-years preceding the date of dissolution on a pro rata basis in pro- portion to their patronage during such six-year period.

IN WITNESS WHEREOF the undersigned incorporators have hereunto set their hands this 10th day of April, 1969.
/s/ Sailey Ennis      /s/ Virgil H. Herriott
/s/ W.C. Carlton      /s/ Clarence W. Peterson
/s/ Walter Harrison      /s/ Leland Kitt
/s/ E.V. Lewis      /s/ William A. Byers
/s/ J.K. Smith      /s/ Leland F. Leatherman
/s/ James T. Dudley      /s/ Vincent Slatt
/s/ Owen Manning      /s/ John A. Pierce
/s/ Arden Warner      /s/ J.R. Cobb
/s/ Earl L. King      /s/ T. W. Hunter

/s/ Raymond W. Rusteberg     /s/ Robert D. Partridge
DISTRICT OF COLUMBIA

I, Viola M. Spooner, a Notary Public of the District of Columbia, here- by certify that on the 10th day of April, personally appeared before me W.C. Carlton, Sailey Ennis, Walter Harrison, E.V. Lewis, J.K. Smith, James T. Dudley, Owen Manning, Arden Warner, Earl L. King, Raymond W. Rusteberg, Virgil H. Herriott, Clarence W. Petersen, Leland Kitt, William A. Byers, Leland F. Leatherman, Vincent Slatt, John A. Pierce, J.R. Cobb, T.W. Hunter, Robert D. Partridge, who, being by me first duly sworn, declared that they signed the foregoing document as incorporators, and that the state- ments contained therein are true.
/s/ Viola M Spencer
Notary Public, D.C.
My Commission Expires March 31, 1971
(SEAL)

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